Calculation of Filing Fee Tables
S-3
Sunstone Hotel Investors, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	457(o)			$ 300,000,000.00	0.0001381	$ 41,430.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 300,000,000.00		$ 41,430.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 33,060.00
			Net Fee Due:						$ 8,370.00
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price of $300,000,000. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-284765), filed on February 27, 2026, except with respect to unsold securities that have been previously registered. The Registrant previously filed a prospectus supplement, dated March 1, 2023 to a prospectus, dated February 24, 2023, constituting part of its Registration Statement on Form S-3 (File No. 333-269994) (the "Prior Registration Statement") and paid a registration fee of $33,060.00 relating to the offer and sale of shares of its Common Stock, $0.01 par value per share (the "Common Stock") with a proposed maximum aggregate offering price of up to $300,000,000 under its then current "at-the-market" program (the "2023 ATM Program"). The Prior Registration Statement expired on February 24, 2026. As of the expiration of the Prior Registration Statement, no shares of Common Stock were sold thereunder and the full $300,000,000 aggregate offering amount remained unsold. Pursuant to Rule 457(p) under the Securities Act, the entire registration fee of $33,060.00 previously paid with respect to such unsold securities may be used to offset the registration fee due in connection with this offering.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Sunstone Hotel Investors, Inc.	S-3	333-269994	02/24/2023		$ 33,060.00	Equity	Common Stock, $0.01 par value per share		$ 300,000,000.00
Fee Offset Sources	2	Sunstone Hotel Investors, Inc.	S-3	333-269994		03/01/2023						$ 33,060.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	See footnote above.

Offset Note
[2]	See footnote above.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $300,000,000.00. The prospectus is a final prospectus for the related offering.